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                                                                       Exhibit 8


                         [Letterhead of Kutak Rock LLP]


                                 August 10, 2000




Newtek Capital, Inc.
1500 Hempstead Turnpike
East Meadow, NY 11554

REXX Environmental Corporation
445 Park Avenue
New York, New York 10022

Gentlemen:

         We have acted as special tax counsel to Newtek Capital, Inc., ("Newtek"), a New York corporation, in connection with its proposed acquisition (the "Newtek/REXX Merger") of REXX Environmental Corporation ("REXX"), a New York corporation, and the concurrent acquisition by Newtek of BJB Holdings, Inc. ("BJB") (the "Newtek/BJB Holdings Merger"). The Newtek/REXX Merger is pursuant to the Agreement and Plan of Merger dated December 9, 1999 by and between TWG, Inc., as predecessor to Newtek, and REXX, among others (the "Merger Agreement") and both mergers are as described in the Registration Statement on Form S-4 to be filed today by Newtek with the Securities and Exchange Commission (the "Registration Statement"). Terms used but not defined herein, whether capitalized or not, shall have the meaning given them in the Proxy Statement/Prospectus of Newtek and REXX included in the Registration Statement (the "Proxy Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act").

         For purposes of this opinion, we have examined the Merger Agreement, the Proxy Statement, and such other documents and corporate records as we have deemed necessary or appropriate to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are the requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by parties other than Newtek, REXX, or BJB, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements, assumptions, representations and covenants of officers, trustees and other representatives of Newtek, REXX, BJB, and others. In addition, we have assumed (i) the Newtek/REXX Merger and the Newtek/BJB Holdings Merger will each be consummated in the manner contemplated in the Proxy Statement and, as to the Newtek/REXX Merger, in accordance with the previsions of the Merger Agreement and (ii) the statements concerning the Newtek/REXX Merger and the Newtek/BJB Holdings Merger set forth in the Proxy Statement are accurate and complete. This opinion is subject to the receipt by this firm prior to the effective time of the Newtek/REXX Merger and the Newtek/BJB Holdings Merger of certain written representations of REXX, Newtek and BJB Holdings.
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         Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the caption "Material Federal Income Tax Consequences of the Mergers," to the extent of legal conclusions enumerated therein and except as otherwise indicated, expresses our opinion as to the material United States federal income tax consequences of the Newtek/REXX Merger to the holders of the REXX common stock and of the Newtek/BJB Holdings Merger to the holders of BJB Holdings common stock. You should be aware, however, that the discussion under the caption "Material Federal Income Tax Consequences of the Mergers" in the Proxy Statement represents our conclusions as to the application of existing law to the instant transaction. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences of the Mergers" in the Proxy Statement included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                              Very truly yours,



                                                              /s/ KUTAK ROCK LLP